Exhibit 10.2

Loan No. RI0470T01

CONSTRUCTION AND TERM LOAN SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated March 15, 2007 (the "MLA"), is entered into as of March 15, 2007, between FARM CREDIT SERVICES OF AMERICA, FLCA ("Farm Credit") and SUPERIOR ETHANOL, L.L.C., Shenandoah, Iowa (the "Company").

SECTION 1.

The Construction and Term Loan Commitment.  On the terms and conditions set forth in the MLA and this Supplement, Farm Credit agrees to make construction loans to the Company from time to time during the period set forth below in an aggregate principal amount not to exceed, at any one time outstanding, $40,000,000.00 (the “Commitment”).  Under the Commitment, amounts borrowed and later repaid may not be reborrowed.  No advance shall be made until evidence has been provided to the Agent (as that term is defined in the MLA) as required in Section 7(A)(viii) of the MLA that all requisite equity funds have been received by the Company and that such funds shall have been utilized for the construction of the Improvements (as defined herein).

SECTION 2.

Purpose.  The purpose of the Commitment is to partially finance the Company’s construction of a 50 undenatured million gallon (annual) dry mill ethanol plant, (the "Improvements") identified in the plans and specifications provided to and approved by Agent pursuant to Section 7(A)(xiv) of the MLA (as the same may be amended pursuant to Section 12(A) herein, the "Plans"), on real property owned by the Company near Superior, Iowa (the "Property").  The Company agrees to utilize the proceeds of the Commitment for these purposes only.

SECTION 3.

Term.  The term of the Commitment shall be from the date hereof, up to and including December 31, 2007, or such later date as Agent may, in its sole discretion, authorize in writing.

SECTION 4.

Disbursements of Proceeds.

(A)

Disbursement Procedures.

(1)

Limits on Advances.  Agent shall not be required to advance funds:   (i) for any category or line item of acquisition or construction cost an amount greater than the amount specified therefor in the Project Budget (as defined in Section 7(A)(xiv) of the MLA); or (ii) for any services not yet performed or for materials or goods not yet incorporated into the Improvements or delivered to and properly stored on the Property.  No advance hereunder shall exceed 100% of the aggregate costs actually paid or currently due and payable and represented by invoices accompanying a Request for Construction Loan Advance submitted pursuant to Section 9(B)(1) herein less the amount of retainage (“Retainage”) set out in the construction contract between the Company and Agra Industries, Inc., and other construction contracts of the Company for the Improvements.

(2)

Advance of Retainage.  The Retainage (but in no case greater than the unused balance of the Commitment allocated for construction) will be advanced by Agent to the Company pursuant to the conditions set forth in such construction contracts, upon written request by the Company certifying the satisfaction of such conditions precedent for payment of Retainage.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(B)

Payments to Third Parties.  At its option and without further authorization from the Company, Agent is authorized to make advances under the Commitment by paying, directly or jointly with the Company, any person to whom Agent in good faith determines payment is due and any such advance shall be deemed made as of the date on which Agent makes such payment and shall be secured under the deed of trust/mortgage securing the Commitment and any other loan documents securing the Commitment as fully as if made directly to the Company.

SECTION 5.

Interest and Fees.

(A)

Interest.  The Company agrees to pay interest on the unpaid principal balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:

(1)

Agent Base Rate.  At a rate per annum equal at all times to the rate of interest established by Agent from time to time as its Agent Base Rate, which Rate is intended by Agent to be a reference rate and not its lowest rate, plus or minus the Performance Pricing Adjustments set forth in Section 5(A)(4) below.  The Agent Base Rate will change on the date established by Agent as the effective date of any change therein and Agent agrees to notify the Company of any such change.

(2)

Quoted Rate.  At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance.  Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that:  (1) the minimum fixed period shall be 180 days; (2) amounts may be fixed in increments of $500,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be ten (10).

(3)

LIBOR.  At a fixed rate per annum equal to "LIBOR" (as hereinafter defined) plus the Performance Pricing Adjustments set forth in Section 5(A)(4) below.  Under this option:  (1) rates may be fixed for "Interest Periods" (as hereinafter defined) of 1, 3, or 6 months as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be ten (10); and (4) rates may only be fixed on a "Banking Day" (as hereinafter defined) on 3 Banking Days’ prior written notice.  For purposes hereof:  (a) "LIBOR" shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on “Eurocurrency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company; as published by Bloomberg or another major information vendor listed on BBA’s official website; (b) "Banking Day" shall mean a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) "Interest Period" shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 3 or 6 months thereafter, as the case may be; provided, however, that:  (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(4)

Performance Pricing Adjustments.  The interest rate spread parameters set forth in Sections (1) and (3) above shall be either increased or decreased in accordance with the following schedule:

Pricing Type	Initial Spread	Spread After Profitable Operation the Preceding Fiscal Year (beginning the fiscal year after completion of all required Free Cash Flow Payments)	Spread After Unprofitable Operation the Preceding Fiscal Year (beginning the fiscal year after completion of all required Free Cash Flow Payment)
Agent Base Rate	+25 Basis Points	-10 Basis Points	+25 Basis Points
LIBOR	+315 Basis Points	+280 Basis Points	+315 Basis Points

The applicable interest rate adjustment shall (i) be considered as of each fiscal year end based on annual financial information provided by the Company within 90 days of such fiscal year end; (ii) become effective as of the first day of the month following receipt of such information by Agent; and (iii) shall be effective on a prospective basis only and shall not affect existing fixed rate pricing.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options.  Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof.  Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal.  All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 Noon Company's local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent’s request.  Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as Agent shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent’s option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.

(B)

Loan Origination Fee.  In consideration of the Commitment, the Company agrees to pay to Agent a loan origination fee in the amount of $422,000.00 (less all payments already received by Agent) upon the execution hereof.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

SECTION 6.

Promissory Note.  The Company promises to repay the loans as follows:  (i) in 28 equal, consecutive quarterly installments of $1,375,000.00 with the first such installment due on July 20, 2008, and the last such installment due on April 20, 2015; and (ii) followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on July 20, 2015.  If any installment due date is not a day on which Agent is open for business, then such installment shall be due and payable on the next day on which Agent is open for business.  In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 5 hereof.  Notwithstanding the foregoing, in the event that plant start-up occurs prior to December 1, 2007, then the first quarterly installment shall be due on the 20th day of the month that is seven months after the month in which plant start-up occurs, with all subsequent quarterly installment due dates adjusted accordingly.

In addition, for each fiscal year end, beginning with the fiscal year ending in 2007 and ending with the fiscal year ending in 2010, the Company shall also, within ninety (90) days after the end of such fiscal year, make a special payment of an amount equal to 75% of the “Free Cash Flow” (as defined below) of the Company; provided, however, that: (i) if such payment would result in a covenant default under this Supplement or the MLA, the amount of the payment shall be reduced to an amount which would not result in a covenant default; (ii) if such payment would result in a breakage of a fixed interest rate, the applicable broken funding surcharges would still apply; and (iii) the aggregate of such payments shall not exceed $10,000,000.00.  The term “Free Cash Flow” is defined as the Company’s annual profit net of taxes, plus the respective fiscal year’s depreciation and amortization expense, minus allowable capitalized expenditures for fixed assets during fiscal year 2008 and thereafter, allowed distributions to members/owners, and scheduled term loan payments to Agent.  This special payment shall be applied to the principal installments in the inverse order of their maturity.

In addition, in the event that the Company receives any refunds of any sales taxes paid in connection with the Improvements, all such refunds shall be immediately applied as special prepayments to the outstanding principal balance hereunder, with all such payments being applied to principal installments in the inverse order of maturity.  Such special prepayments shall be subject to Section 14 of the MLA as applicable.

SECTION 7.

Prepayment.  In addition to the broken funding surcharge provision of the MLA, the Company may on one Business Day’s prior written notice prepay all or any portion of the loan(s).  Unless otherwise agreed, all prepayments will be applied to principal installments in the inverse order of their maturity.  However, in addition to the foregoing, prepayment of any loan balance due to refinancing, or refinancing of any unadvanced Commitment, up to and including December 31, 2009, will result in a 2% prepayment charge in addition to any broken funding surcharges which may be applicable, based on the amounts prepaid and on the total amount of the Commitments in effect at such time.

SECTION 8.

Security.  Security is set forth in the MLA.

SECTION 9.

Additional Conditions Precedent.

(A)

Initial Advance.  Agent’s obligation to make the initial advance is subject to the satisfaction of each of the following additional conditions precedent on or before the date of such advance:

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(1)

List of Permits.  Receipt by Agent of a detailed list of all permits required for both the construction of the improvements and the operation of the facility setting forth for each listed permit whether such permit is required for commencement of construction or required for commencement of operation, and identifying to Agent’s satisfaction whether such permits have been issued or can reasonably be expected to be issued.

(2)

Construction Permits.  Receipt by Agent of evidence of issuance of all permits that are required to be obtained prior to the commencement of construction of the improvements.

(3)

Engineer’s Certificate.  Receipt by Agent of a report of Agent’s retained engineer (pursuant to the provisions of Section 14(D)) indicating that the current plans and specifications of the Improvements and the related contracts establish that the finished project will have adequate natural gas, electricity, water and waste water treatment to service the requirements of the project.

(B)

Each Advance.  Agent's obligation to make each advance hereunder, including the initial advance, is subject to the satisfaction of each of the following additional conditions precedent on or before the date of such advance:

(1)

Request for Construction Loan Advance.  That Agent receives an executed request for construction loan advance from the Company in the form of Exhibit A attached hereto (the "Request for Construction Loan Advance"), together with all items called for therein.

(2)

Construction Certificate.  If an independent inspector has been employed by Agent pursuant to Section 14(D), a certificate or report of such inspector to the effect that the construction of the Improvements to the date thereof has been performed in a good and workmanlike manner and in accordance with the Plans, stating the estimated total cost of construction of the Improvements, stating the percentage of in-place construction of the Improvements, and stating that the remaining non-disbursed portion of the Commitment is adequate to complete the construction of the Improvements.

SECTION 10.

Representations and Warranties.  In addition to the representations and warranties contained in the MLA, the Company represents and warrants as follows:

(A)

Project Approvals; Consents; Compliance.  The Company has obtained all Project Approvals relating to the construction and operation of the Improvements, except those the Company has disclosed to Agent in writing.  All such Project Approvals heretofore obtained remain in full force and effect and the Company has no reason to believe that any such Project Approval not heretofore obtained will not be obtained by the Company in the ordinary course during or following completion of the construction of the Improvements.  To the extent that any Project Approval may terminate or become void or voidable or terminable, upon any sale, transfer or other disposition of the Property or the Improvements, including any transfer pursuant to foreclosure sale under the Mortgage, the Company will cooperate with Agent to obtain any replacement Project Approvals.  No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the loan documents to which the Company is a party, except such as have been obtained and are in full force and effect.  The Company is in compliance in all material respects with all Project Approvals having application to the Property or the Improvements except as the Company has disclosed to Agent in writing.  Without limiting the foregoing, there are no unpaid or outstanding real estate or other taxes or assessments on or against the Property or the Improvements or any part thereof (except only real estate taxes not yet due and payable).  The Company has received no notice nor has any knowledge of any pending or contemplated assessments against the Property or the Improvements which have not been disclosed to Agent in writing.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(B)

Environmental Compliance.  Without limiting the provisions of the MLA, all property owned or leased by the Company, including, without limitation, the Property and the Improvements, and all operations conducted by it are in compliance in all material respects with all Laws and all Project Approvals relating to environmental protection, the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Company, or on the ability of the Company to perform its obligations under the loan documents, except as the Company has disclosed to Agent in writing.

(C)

Feasibility.  Each of the Project Budget, the Project Schedule and the Disbursement Schedule is realistic and feasible.

SECTION 11.

Affirmative Covenants.  In addition to the affirmative covenants contained in the MLA, the Company agrees to:

(A)

Reports and Notices.  Furnish to Agent:

(1)

Regulatory and Other Notices.  Promptly after receipt thereof, copies of any notices or other communications received from any governmental authority with respect to the Property, the Improvements, or any matter or proceeding the effect of which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Company, or the ability of the Company to perform its obligations under the loan documents.

(2)

Notice of Nonpayment.  Promptly after the filing or receipt thereof, a description of or a copy of any lien filed by or any notice, whether oral or written, from any laborer, contractor, subcontractor or materialman to the effect that such laborer, contractor, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements.

(3)

Notice of Suspension of Work.  Prompt notice of any suspension in the construction of the Improvements, regardless of the cause thereof, in excess of ten (10) days and a description of the cause for such suspension.

(B)

Construction Liens.  Pay or cause to be removed, within fifteen (15) days after notice from Agent, any lien on the Improvements or Property, provided, however, that Company shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim upon furnishing to the appropriate title insurance company such security or indemnity as it may require to induce said title insurance company to issue its title insurance commitment or its mortgage title insurance policy insuring against all such claims or liens, and provided further that Agent will not be required to make any further advances of the proceeds of the Commitment until any mechanic's lien claims shown by the title insurance company or interim binder have been so insured against by the title insurance company.

(C)

Identity of Contractors, etc.  Furnish to Agent from time to time on request by Agent, in a form acceptable to Agent, correct lists of all contractors, subcontractors and suppliers of labor and material supplied in connection with construction of the Improvements and true and correct copies of all executed contracts, subcontracts and supply contracts.  Agent may contact any contractor, subcontractor or supplier to verify any facts disclosed in the lists and contracts.  All contracts and subcontracts relating to construction of the Improvements must contain provisions authorizing or not prohibiting the Company to supply to Agent the listed information and copies of contracts or not otherwise prohibiting any transfers.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(D)

Lien Waivers.  Furnish to Agent, at any time and from time to time upon the request of Agent, lien waivers bearing a then current date and prepared on a form satisfactory to Agent from such contractor, subcontractor, or supplier as Agent shall designate.

(E)

Operating Permits.  Furnish to Agent, unless as otherwise consented to in writing by Agent, as soon as possible but prior to the commencement of operation of the constructed facility, evidence of the issuance of all necessary permits for such operation.

SECTION 12.

Negative Covenants.  In addition to the negative covenants contained in the MLA, the Company will not:

(A)

Change Orders.  Allow any substantial deviation, addition, extra, or change order to the Plans, Project Budget or Project Schedule, the cost of which in the aggregate exceeds $100,000.00, without Agent's prior written approval.  All requests for substantial changes shall be made using a Change Order Request in the form of Exhibit B attached hereto.  Agent will have a reasonable time to evaluate any requests for its approval of any changes referred to in this covenant, and will not be required to consider approving any changes unless all other approvals that may be required have been obtained.  Agent may approve or disapprove changes in its discretion.  All contracts and subcontracts relating to the construction of the Improvements must contain provisions satisfactory to Agent implementing the above provisions of this covenant.  Company shall promptly provide to Agent copies of all change orders that, pursuant to the above described procedures, did not require Agent's prior written approval.

(B)

Materials.  Purchase or install any materials, equipment, fixtures or articles of personal property for the Improvements if such shall be covered under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the Improvements.

SECTION 13.

Casualties.

(A)

Right to Elect To Apply Proceeds.  In case of material loss or damage to the Property or to the Improvements by fire, by a taking by condemnation for public use or the action of any governmental authority or agency, or the transfer by private sale in lieu thereof, either temporarily or permanently, or otherwise, if in the sole judgment of Agent there is reasonable doubt as to Company's ability to complete construction of the Improvements on or before December 31, 2007, by reason of such loss or damage or because of delays in making settlements with governmental agencies or authorities or with insurers, Agent may terminate its obligations to make advances hereunder and elect to collect, retain and apply to the Commitment all proceeds of the taking or insurance after deduction of all expense of collection and settlement, including attorneys' and adjusters' fees and charges.  In the event such proceeds are insufficient to pay the Commitment in full, Agent may declare the balance remaining unpaid on the Commitment to be due and payable forthwith and avail itself on any of the remedies afforded thereby as in any case of default.

(B)

Election Not To Apply Proceeds.  In case Agent does not elect to apply such proceeds to the Commitment, Company will:

(1)

Settle.  Proceed with diligence to make settlement with the governmental agencies or authorities or the insurers and cause the proceeds of insurance to be paid to Company.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(2)

Resume Construction.  Promptly proceed with the resumption of construction of the Improvements, including the repair of all damage resulting from such fire or other cause and restoration to its former condition.

(C)

Use of Proceeds.  All such proceeds shall be fully used before the disbursement of any further proceeds of the Commitment.

SECTION 14.

Other Rights of Agent.

(A)

Right to Inspect.  Agent or its agent may enter on the Property at any time and inspect the Improvements.  If the construction of the Improvements is not reasonably satisfactory to Agent, Agent may reasonably and in good faith stop the construction and order its replacement or the correction thereof or additions thereto, whether or not said unsatisfactory construction has been incorporated in the Improvements, and withhold all advances hereunder until such construction is satisfactory to Agent.  Such construction shall promptly be made satisfactory to Agent.

(B)

Obligation of Agent.  Neither Agent nor any inspector hired pursuant to Subsection (D) below is obligated to construct or supervise construction of the Improvements.  Inspection by Agent or such inspector thereof is for the sole purpose of protecting Agent's security and is not to be construed as a representation that there will be compliance on anyone's part with the Plans or that the construction will be free from faulty material or workmanship.  Neither Agent nor such inspector shall be liable to the Company or any other person concerning the quality of construction of the Improvements or the absence therefrom of defects.  The Company will make or cause to be made such other independent inspections as it may desire for its own protection.

(C)

Right to Complete Upon Event of Default.  Upon any Event of Default hereunder, Agent may complete construction of the Improvements, subject to Agent’s right at any time to discontinue any work without liability, and apply the proceeds of the Commitment to such completion, and may demand such additional sums from the Company as may be necessary to complete construction, which sums the Company shall promptly pay to Agent.  In connection with any construction of the Improvements undertaken by Agent pursuant to this Subsection, Agent may (i) enter upon the Property; (ii) employ existing contractors, architects, engineers and subcontractors or terminate them and employ others; (iii) make such addition, changes and corrections in the Plans as shall, in the judgment of Agent, be necessary or desirable; (iv) take over and use any personal property, materials, fixtures, machinery, or equipment of the Company to be incorporated into or used in connection with the construction or operation of the Improvements; (v) pay, settle, or compromise all existing or future bills and claims which are or may be liens against the Property or the Improvements; and (vi) take such other action, as Agent may in its sole discretion determine, to complete the construction of the Improvements.  The Company shall be liable to Agent for all costs paid or incurred for construction of the Improvements, and all payments made hereunder shall be deemed advances by Agent, shall be evidenced by the Note and shall be secured by the Mortgage and any other loan document securing the Commitment (including any amounts in excess of the Commitment).

(D)

Right to Employ Independent Engineer.  Agent reserves the right to employ an independent construction engineer, among other things, to review the Project Budget, the Project Schedule and the Plans, inspect all construction of the Improvements and the periodic progress of the same, and review all Draw Requests and change orders, the cost therefor to be the sole responsibility of the Company and shall be paid by the Company upon demand by Agent.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

(E)

Indemnification and Hold Harmless.  The Company shall indemnify and hold Farm Credit and Agent harmless from and against all liability, cost or damage arising out of this Agreement or any other loan document or the transactions contemplated hereby and thereby, including, without limitation, (i) any alleged or actual violation of any Law or Project Approval relating to the Property or the Improvements and (ii) any condition of the Property or the Improvements whether relating to the quality of construction or otherwise and whether Agent elects to complete construction upon an Event of Default or discontinues or suspends construction pursuant to this Section 14.  Agent may commence, appear in or defend any such action or proceeding or any other action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the Improvements, or the Property, or the payment of the Commitment, and the Company agrees to pay all of Agent's costs and expenses, including its reasonable attorneys' fees, in any such actions.  The obligations of the Company under this Subsection 14(E) shall survive the termination of this Agreement.  As to any action or inaction taken by Agent hereunder, Agent shall not be liable for any error of judgment or mistake of fact or law, absent gross negligence or willful misconduct on its part.  The Company’s obligation to indemnify and hold Agent harmless hereunder will exclude any liability, cost, or damage related to Agent’s breach of this Agreement or for Agent’s gross negligence or willful misconduct.

SECTION 15.

Notice of Completion.  Company irrevocably appoints Agent as Company's agent to file of record any notice of completion, cessation of labor or any other notice that Agent deems necessary to file to protect any of the interests of Agent.  Agent, however, shall have no duty to make such filing.

SECTION 16.

Signs and Publicity.  At Farm Credit’s and Agent's request, Company will allow Farm Credit and Agent to post signs on the Property at the construction site for the purpose of identifying Farm Credit and Agent as the "Construction Lenders".  At the request of Farm Credit and Agent, Company will use its best efforts to identify Farm Credit and Agent as the construction lenders in publicity concerning the project.

SECTION 17.

Cooperation.  Company will cooperate at all times with Agent in bringing about the timely completion of the Improvements, and Company will resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously.

SECTION 18.

Events of Default.  In addition to the events of default set forth in the MLA, each of the following shall constitute an "Event of Default" hereunder:

(A)

Cessation of Construction.  Any cessation at any time in the construction of the Improvements for more than thirty (30) consecutive days, except for strikes, acts of God, or other causes beyond the Company's control, or any cessation at any time in construction of the Improvements for more than thirty (30) consecutive days, regardless of the cause.

(B)

Insufficiency of Loan Proceeds.  Agent, in its sole discretion shall determine that the remaining undisbursed portion of the Commitment is or will be insufficient to fully complete the Improvements in accordance with the Plans.

Construction and Term Loan Supplement RI0470T01

SUPERIOR ETHANOL, L.L.C.

Shenandoah, Iowa

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		SUPERIOR ETHANOL, L.L.C.
By:	/s/ Chad Gent	By:	/s/ Brian L. Larson

Title:	Vice President	Title:	Manager

EXHIBIT A

REQUEST FOR

LOAN ADVANCE

Request No.____________________________________

Date:  _______________________________

To:

CoBank, ACB

From:

SUPERIOR ETHANOL, L.L.C.

(Name of Borrower)

Loan Agreement No.  RI0470T01

Dated:  March 15, 2007

Project Description: 50 undenatured million gallon (annual) dry mill ethanol plant

Project Location: Superior, Iowa

__________________________________________________________________________________________

In accordance with the terms of the above referenced Loan Agreement, you are hereby authorized and requested to make a construction advance, as set forth in said Loan Agreement, of the amount and for the items set forth in the request schedule attached hereto as Schedule "A" and incorporated herein.

The undersigned hereby certify that:

1.

The labor, services and/or materials covered hereby have been performed upon or furnished to the above referenced project and are accurately described in the supporting invoices attached to the request schedule;

2.

There have been no changes in the cost breakdown for the project dated ____________________ supplied to Agent, except those approved in writing by Agent;

3.

All construction to date has been substantially performed in accordance with the Plans for the Improvements, and there have been no changes in the Plans except as approved in writing by Agent;

4.

There have been no material changes in the scope or time of performance of the work of construction, nor any extra work, labor or materials ordered or contracted for, nor are any such changes or extras contemplated, except as may be expressly permitted by the Loan Agreement or as have been approved in writing by Agent;

5.

The payments to be made with the requested funds will pay all bills received to date, less any required withholds, for labor, materials, equipment and/or services furnished in connection with the construction of the Improvements; and

6.

All amounts previously advanced by Agent for labor, services, equipment and/or materials for the above referenced project pursuant to previous Requests for Construction Loan Disbursement have been paid to the parties entitled thereto in the manner required in the Loan Agreement.

7.

All conditions to the advance of Loan funds required herein as set forth in the Loan Agreement have been fulfilled, and to the actual knowledge of the undersigned, no Event of Default under the Loan Agreement has occurred and is continuing.

BORROWER: SUPERIOR ETHANOL, L.L.C.
By: ________________________________________

ENGINEER:
By: ________________________________________

CONTRACTOR: AGRA INDUSTRIES, INC.
By: ________________________________________

We have reviewed the Pay Application Numbered ____ and dated____________. Based on our conversations with the Contractor and the Owner, our review of the current schedule, and our site observations, the construction in place is judged to be in general accordance with industry standards and in general conformity with the approved plans and specifications, proceeding generally on schedule, and the request for payment is a reasonable representation of the materials ordered and the work effort of the Contractor to date.

AGENT’S CONSULTING ENGINEER:
By: ________________________________________

APPROVED FOR PAYMENT BY AGENT:
CoBANK, ACB
By: _____________________________________
Date: ______________________________________

EXHIBIT B

CHANGE ORDER REQUEST

Date: _____________________________________________

 Request No. CO#_________________

To:

CoBank, ACB

From:

SUPERIOR ETHANOL, L.L.C.

(Name of Borrower)

Loan Agreement No. RI0470T01

Dated:  March 15, 2007

Project Description: 50 undenatured million gallon (annual) dry mill ethanol plant

Project Location: Superior, Iowa

____________________________________________________________________________________

In accordance with the terms of the above referenced Loan Agreement, the undersigned hereby requests that Agent approve the change orders more particularly described in the schedule attached hereto as Schedule "A" and incorporated herein.

The undersigned hereby certifies that:

1.

There have been no changes in the Plans and or contracts except those permitted in the Loan Agreement and/or approved in writing by Agent; and

2.

Copies of the proposed changes to the Plans and/or contracts are attached hereto as Schedule "B" and that all such documents are complete and fully comply with all applicable permits and approvals, subject to the written approval of Agent.

BORROWER: SUPERIOR ETHANOL, L.L.C.	ENGINEER:
By: ___________________________________	By: ____________________________________

CONTRACTOR: AGRA INDUSTRIES, INC.
By: ___________________________________

CHANGE ORDER APPROVED BY AGENT:
CoBANK, ACB
By: ___________________________________
Date: __________________________________